UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 6, 2014

KID BRANDS, INC.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Meadowlands Plaza, 8th Floor, East Rutherford, New Jersey	07073
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 405-2400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events

Background

As has been previously disclosed, in 2011, in preparation for a Focused Assessment of its LaJobi, Inc. subsidiary (“LaJobi”) initiated by U.S. Customs and Border Protection (“U.S. Customs”), Kid Brands, Inc. (the “Company”) found instances at LaJobi in which incorrect anti-dumping duties were applied on certain wooden furniture imported from vendors in the People’s Republic of China, resulting in a violation of anti-dumping laws, and submitted a voluntary prior disclosure to U.S. Customs related to these issues. In connection therewith, in 2011, certain LaJobi employees, including Lawrence Bivona (“Mr. Bivona”), LaJobi’s then-President, were terminated from employment. Consistent with the voluntary prior disclosure, the Company estimates that LaJobi will owe an aggregate of approximately $7.0 million relating to anti-dumping duties and approximately $1.1 million in related interest to date, and is fully accrued for such amounts. As the actual amount of duties owed has not yet been finally determined, such amounts may be higher than the amounts currently accrued by the Company. In addition, the Company and/or LaJobi may be subject to additional fines, penalties or other measures in connection with this matter. For a number of reasons, including the original recordation of the aggregate accrual for anti-dumping duties described above in 2010 (the period of discovery), the Company concluded that no earnout consideration (“Earnout”) under the Asset Purchase Agreement relating to LaJobi’s 2008 purchase of the LaJobi assets (the “Purchase Agreement”) was payable. As a result of a required restatement of certain prior period financial statements to record such duties in the periods to which they relate, however, the formulaic provisions for the payment of a portion of the Earnout were satisfied, and applicable accounting standards required the Company to accrue $11.7 million in December 31, 2010 ($10.6 million with respect to the Earnout and the remainder for a related finder’s fee). In December 2011, Mr. Bivona initiated an arbitration proceeding (conducted by JAMS New York) against the Company and LaJobi demanding, among other things, payment of the Earnout (in the amount of $15.0 million), as well as amounts purported to be due him under his employment agreement, seeking aggregate damages in excess of $25.0 million. The Company and LaJobi asserted numerous counterclaims and third-party claims.

Interim Award

On March 6, 2014, an Interim Award was released by the arbitration panel (the “Panel”) in the arbitration proceeding initiated by Mr. Bivona. The Interim Award notes that both parties “are to some extent prevailing parties”, and states that until the Panel can make a final determination with respect to the amount of all damages and setoffs, no damages awarded will be payable by either party. The Panel stated that because U.S. Customs has not yet finally determined the amount of anti-dumping duties and/or penalties, it is not possible to ascertain the precise amount of damages awarded to either side (as described below). The Panel retained jurisdiction to receive further evidence and award damages when U.S. Customs concludes its review and determines the duties and/or penalties owed by the Company or LaJobi. The Company and LaJobi intend to submit further evidence in support of their damage award. The Company currently anticipates that the Interim Award will have no effect on its results of operations for the last quarter of 2013 or the first quarter of 2014.

The Panel, based on its finding that Mr. Bivona breached his fiduciary duty and breached his employment agreement on and after August 24, 2010, awarded damages to the Company and LaJobi, including damages for the additional duties assessed for transactions on and after that date, and in addition, awarded the Company and LaJobi $2.85 million for reasonable legal expenses and other costs (collectively, the “KB Award Amounts”). In reaching its determination, the Panel noted that as of August 24, 2010, Mr. Bivona “consciously ignored information that demanded further investigation, which would have led to discovery and cessation of the improper practice”, in breach of his fiduciary duty and his employment agreement. The Panel found in favor of Mr. Bivona with respect to: (i) his right to receive a portion of the Earnout; (ii) his claim for indemnification with respect to reasonable attorney’s fees and expenses (in an amount to be determined at a subsequent proceeding), and (iii) his claim that the Company and LaJobi breached his employment agreement by improperly terminating him for “cause” (and awarded him $655,000), but stated that any recovery on these claims must be offset by the KB Award Amounts. The Panel denied Mr. Bivona’s claims for breach of fiduciary duty and punitive damages, and awarded him $1.00 on his defamation claim. The Panel denied the Company’s and LaJobi’s counterclaims for breach of the Purchase Agreement (although a representation was determined to be breached, no damages were found) and fraudulent inducement. Except as described herein, the parties will bear their own legal fees and costs.

The Panel determined that because U.S. Customs has not yet finally determined the amount of anti-dumping duties and/or penalties, it would not be possible to ascertain the amount of the Earnout due to Mr. Bivona, or the precise amount of damages to the Company and LaJobi resulting from Mr. Bivona’s breach of his fiduciary duty and employment agreement.

The Company does not know when the amount of duties and/or penalties owed will be finally determined, and therefore cannot determine when a final award will be issued by the Panel. There can generally be no assurance that the Company will be in compliance with the financial covenants or will be able to borrow under its credit agreement, or whether any payment required under such final award will result in a default or inability to borrow under such credit agreement, and accordingly, there can be no assurance that the Company will have sufficient liquidity to satisfy any such payment obligation. A default under the credit agreement or a failure to pay any judgment resulting from the arbitration could have a material adverse effect on our financial condition and results of operations, and could cause the Company to become bankrupt or insolvent. See the “Risk Factors” section in the Company’s Annual Report on Form 10-K for the year ended December 31, 2012, including those set forth on pages 8-10 thereof.

Cautionary Note Regarding Forward-Looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to the arbitration discussed herein, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Additional written and oral forward-looking statements may be made by us from time to time in Securities and Exchange Commission (SEC) filings and otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These forward-looking statements include statements that are predictive in nature and depend upon or refer to future events or conditions, and include, but are not limited to, information regarding the status and progress of our operating activities, the plans and objectives of our management and assumptions regarding our future performance. Forward-looking statements include, but are not limited to, words such as “believe,” “plan,” “anticipate,” “estimate,” “project”, “may”, “planned”, “potential”, “should”, “will, “would”, “could”, “might”, “possible”, “contemplate”, “continue”, “expect,” “intend,” “seek” or the negative of or other variations on these and other similar expressions. We caution readers that results predicted by forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Specific risks and uncertainties include, but are not limited to, the final outcome of the arbitration with Mr. Bivona described herein, and those set forth under Item 1A, “Risk Factors”, of our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, each as filed with the SEC. Forward-looking statements are not guarantees of future performance. Forward-looking statements speak only as of the date the statements are made. Except as required under the federal securities laws and rules and regulations of the SEC, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2014	KID BRANDS, INC.

	By:	/s/ Kerry Carr
Kerry Carr Executive Vice President, Chief Operating Officer and Chief Financial Officer